EXHIBIT 3.6



               CERTIFICATE OF AMENDMENT OF MEDICAL NUTRITION, INC.
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                  The undersigned corporation, organized under the laws of the
State of New Jersey, certifies the following to effect an amendment to the Certificate of Incorporation, on Board action, with shareholder approval, in accordance with New Jersey Statute 14A:9-1, et seq., and in accordance therewith:

                  FIRST: The name of the corporation is Medical Nutrition, Inc.

                  SECOND: To affect the Amendment, Paragraph Fourth of the Certification of Incorporation is amended in its entirety as follows:

                           Fourth: The aggregate number of shares that the corporation shall have authority to issue is 10,000,000, all of which shall be without nominal or par value. All or part of such shares may be issued by the company from time to time, and for such consideration, as may be determined, upon and fixed by the Board of Directors, as provided by law. The Board of Directors shall have the power to amend the company's Certificate of Incorporation to effectuate the division of shares into classes and into series within any class or classes, the determination of the designation and number of shares of any class or series, the determination of the relative rights, preferences and limitations of the shares of any class or series, in any or all of such divisions and determinations.

                  THIRD: A resolution approving this amendment to the Certification of Incorporation was duly adopted by the Board of Directors and approved by vote of the shareholders on January 12, 1990.

                  FOURTH: The number of outstanding shares entitled to vote upon this amendment at the shareholder meeting of January 12, 1990 was equal to 1,338,170.

                  FIFTH: 1,248,237 shares voted in favor of the amendment. No shares voted in opposition to said amendment.

                  SIXTH: This Amendment shall become effective upon the filing of this Certificate of Amendment.

                  IN WITNESS WHEREOF, Medical Nutrition, Inc. has caused its duly authorized officer to execute this Certificate and Amendment on February 13, 1990.


                                       /s/ ARNOLD GANS
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                                       By: ARNOLD GANS, President